[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 10.48.1

Execution Version

AMENDMENT TO
LICENSE AND COLLABORATION AGREEMENT
This Amendment (this “Amendment”) is effective as of December 5, 2017 (the “Amendment Effective Date”), and is entered into by and between MERCK SHARP & DOHME CORP., a corporation organized and existing under the laws of New Jersey (“Merck”), and BIOPROTECTION SYSTEMS CORPORATION, a corporation organized and existing under the laws of Delaware (“NewLink”) and a wholly owned subsidiary of NEWLINK GENETICS CORPORATION, a corporation organized and existing under the laws of Delaware (“NL”).
RECITALS:
WHEREAS, Merck and NewLink are parties to that certain License and Collaboration Agreement dated November 21, 2014 (the “Agreement”); and
WHEREAS, Merck and NewLink desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Merck and NewLink hereby agree as follows:
AGREEMENT:

1.
The Parties acknowledge and agree that the NewLink Canada License was amended and restated by NewLink and Public Health Canada on December 5, 2017 with Merck’s prior written consent in accordance with Section 3.1.3 of the Agreement. Section 1.71 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.71
“NewLink Canada License” means, collectively, (i) that certain Sole License Agreement for Recombinant Vesicular Stomatitis Virus Vaccines For Viral Hemorrhagic Fevers, between Her Majesty the Queen in Right of Canada (as represented by the Minister of Health, acting through the Public Health Agency of Canada (“Public Health Canada”)) and NewLink, dated as of [*], and (ii) that certain Material Transfer and License Agreement between Public Health Canada and NewLink dated as of [*], in each case, as the foregoing may be further amended in accordance with Section 3.1.3.

2.	Section 3.1.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.1.3	It is the intent of the Parties that [*], and as such,
each Party hereby covenants that it shall [*] and shall [*] to include in [*] (provided that, [*] may also [*] that are not [*], which [*] and the Parties [*]), and [*]. NewLink shall [*], it being understood that [*] this sentence to the extent [*] or the [*]; provided that [*].

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.	A new Section 3.1.4 of the Agreement is hereby added as follows:

3.1.4
NewLink Canada License. The Parties acknowledge and agree that each Party has [*] to [*] and that neither Party has [*]. NewLink shall not amend, restate, amend and restate, terminate in whole or in part, or otherwise modify the NewLink Canada License without the prior written consent of Merck, not to be unreasonably withheld. Notwithstanding anything to the contrary herein, all licenses or other grants granted by NewLink to Merck hereunder with respect to any NewLink Know-How or NewLink Patent Rights that are owned by Public Health Canada and licensed to NewLink under the NewLink Canada License (the “Canada IP”) shall at all times be subject to the terms and conditions of the NewLink Canada License (including the non-exclusive license granted by Public Health Canada to NewLink under such Canada IP with respect to the Ebola (Sudan) Field of Use (as defined in the NewLink Canada License)). Without limiting the generality of the foregoing and notwithstanding anything to the contrary herein, Merck acknowledges and agrees that:

(a)	the Field with respect to any Canada IP does not include any use or purpose for any animal disease, disorder or condition;

(b)	Public Health Canada’s prior written consent, not to be unreasonably withheld, is needed prior to Merck granting any sublicense to a Third
Party of any Canada IP, other than a Merck Ordinary Course Sub-license (as defined in the NewLink Canada License); provided that a Merck Ordinary Course Sub-license (as defined in the NewLink Canada License) which would include a sub-sub-license of the majority of Merck’s Commercialization (as defined in the NewLink Canada License) rights to a Third Party shall also require such consent of Public Health Canada. At the request of Merck, NewLink shall seek any such consent from Public Health Canada; and

(c)
the licenses granted to Merck hereunder (including any surviving licenses pursuant to Section 8.1) with respect to any Canada IP, if not earlier terminated, shall expire on July 28, 2033. Notwithstanding anything to the contrary contained herein, post expiration of the NewLink Canada License (i) Merck and its Related Parties shall thereafter be forever released from its confidentiality and non-use obligations with respect to Public Health Canada’s Confidential Information (as defined in the NewLink Canada License) and can use Public Health Canada’s Confidential Information (as defined in the NewLink Canada License) without obtaining permission from Public Health Canada or NewLink or making payment to Public Health Canada or NewLink and (ii) Public Health Canada can use its Confidential Information (as defined in the NewLink Canada License) as it sees fit, and, for the avoidance of doubt, this sentence shall survive any expiration or termination of this Agreement.

4.	The following new Section 5.4.3(e) is hereby added to the Agreement after Section 5.4.3(d) of the Agreement:

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)
Payments to Public Health Canada by NewLink. Notwithstanding anything to the contrary contained herein, in the event NewLink or its Affiliates are obligated to pay any royalties directly to Public Health Canada during the applicable Know-How Royalty Term (as defined in the NewLink Canada License) in accordance with Section 5.12 of the NewLink Canada License as a result of sales of the applicable Product by Merck or its Related Parties in the Royalty Bering Territory hereunder after the expiration of the applicable Royalty Term hereunder for such Product in such Royalty Bearing Territory, then Merck shall reimburse NewLink for the amount of such payments to Public Health Canada within [*] days after issuance of an invoice to Merck therefor.

5.	The following new Sections 6.7 and 6.8 are hereby added to the Agreement after Section 6.6 of the Agreement:

6.7	Pricing on Sales to Public Health Agency of Canada. [*]
[*]

6.8	Emergency Action. [*]

6.
Capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Agreement. All references herein to paragraph or section location shall relate to the corresponding paragraph or section in the Agreement.

7.
Except as specifically set forth in this Amendment, the Agreement will continue in full force and effect without change. If there is any conflict between the terms of this Amendment and the Agreement, this Amendment will govern.

8.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, this Amendment may be executed by facsimile or “PDF” and such facsimile or “PDF” signature shall be deemed to be an original.

9.
This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws or renvoi.

[Signature Page Follows]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

Merck Sharp & Dohme Corp. By: _/s/ Juanita Lee__________________ Name: _ Juanita Lee _________________ Title: _Assistant Treasurer_____________	Bioprotection Systems Corporation By: _/s/ Brian Wiley___________________ Name: _ Brian Wiley __________________ Title: _Chief Commercial Officer_________